UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/27/2006

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On October 27, 2006, Quantum Fuel Systems Technologies Worldwide, Inc. (the "Company") entered into a Securities Purchase Agreement with institutional investors for the sale and purchase of 6.1 million shares of the Company's common stock for an aggregate price of $10 million. The unit price of $1.64 per share represents a 20 percent discount from $2.05, the closing price of the Company's common stock on October 27, 2006.   The investors also received 2.1 million "A" Warrants and 1.8 million "B" Warrants to purchase additional shares of the Company's common stock. Upon exercise of the "B" Warrants, the investors will receive up to 0.6 million additional warrants identical to the "A" Warrants. The securities are subject to Registration Rights Agreement. Attached is the Company's press release issued on October 30, 2006 announcing the transaction.

SECURITIES PURCHASE AGREEMENT

Under the Purchase Agreement, the Company may not, subject to certain exceptions, offer or sell equity securities for one year after effective date of the registration statement without first offering the investors the opportunity to participate in subsequent placements. The Purchase Agreement contains customary indemnification and other provisions.

REGISTRATION RIGHTS AGREEMENT

Under the Registration Rights Agreement, the Company agreed to file, within 30 days of closing, a Registration Statement to register the resale of the shares and the shares issuable on exercise of the Warrants. The Company must use its best efforts to cause the registration statement to be declared effective within 90 days of the closing and to keep the registration statement effective. The Company agreed to pay as liquidated damages one percent of the aggregate purchase price per month, up to 12 percent of the aggregate purchase price, in the event of failure to comply with the registration filing and effectiveness provisions and if the registration statement is not available for resales beyond permitted suspension periods.

"A" WARRANTS

Subject to anti-dilution and adjustment provisions, the "A" Warrants are exercisable at a price of $2.36 per share, which represents a 15 percent premium over $2.05, the closing price of the Company's common stock on October 27, 2006. The warrants may be exercised no earlier than April 30, 2007, and thereafter for seven years. In the event of certain transactions resulting in a change in control of the Company, holders of the Warrants may receive the cash value of the Warrants. The "A" Warrants may be exercised on a cashless basis if the registration statement is not effective or is otherwise unavailable for resales.

"B" WARRANTS

Subject to anti-dilution and adjustment provisions, the "B" Warrants are exercisable at a price of $1.64 per share, which represents a discount of 20 percent from $2.05, the closing price of the Company's common stock on October 27, 2006. The "B" Warrants may be exercised immediately and through 45 trading days after the effective date of the registration statement. In the event of certain transactions resulting in a change in control of the Company, holders of the Warrants may receive the cash value of the Warrants. The "B" Warrants may not be exercised on a cashless basis. For every 100 "B" Warrants exercised, the holder will receive 35 additional warrants identical to the "A" Warrants.

Item 3.02.    Unregistered Sales of Equity Securities

See the disclosures made in Item 1.01, which are incorporated herein by reference. The Company's securities were issued to accredited investors in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. The transaction did not involve a public offering, the sale of the securities was made without general solicitation or advertising, there was no underwriter, and no underwriting commissions or discounts were paid. Each securities certificate issued bears a legend providing, in substance, that the securities have been acquired for investment only and may not be sold, transferred or assigned in the absence of an effective registration statement or opinion of counsel that registration is not required under the Securities Act of 1933.

Item 9.01.    Financial Statements and Exhibits

Exh 4.1.1 Common Stock Purchase Warrant A

Exh 4.1.2 Form of Common Stock Purchase    Warrant A

Exh 4.2.1 Common Stock Purchase Warrant B

Exh 4.2.2 Form of Common Stock Purchase Warrant B

Exh 4.3.1 Form of Additional Warrant

Exh 10.1   Securities Purchase Agreement, dated October 27, 2006, between Quantum Fuel Systems Technologies Worldwide, Inc., Iroquois Master Fund Ltd., and and each of the investors listed on Exhibit 99.1.

Exh 10.2 Registration Rights Agreement, dated October 27, 2006, between Quantum Fuel Systems Technologies Worldwide, Inc., Iroquois Master Fund Ltd., and each of the other investors listed on Exhibit 99.1.

Exhibit 99.1        Schedule of Investors

Exhibit 99.2        Press Release dated October 30, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: October 31, 2006	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-4.1.1	Common Stock Purchase Warrant A
EX-4.1.2	Form of Common Stock Purchase Warrant A
EX-4.2.1	Common Stock Purchase Warrant B
EX-4.2.2	Form of Common Stock Purchase Warrant B
EX-4.3.1	Form of Additional Warrant
EX-10.1	Securities Purchase Agreement
EX-10.2	Registration Rights Agreement, dated October 27, 2006
EX-99.1	Schedule of Investors
EX-99.2	Press Release dated October 30, 2006